FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

Retail Automotive Revenue Increased 3%

Gross Margin of 16.7% Increased 40 Basis Points Sequentially

Selling, General, & Administrative Expenses as a Percentage of Gross Profit Improved
Sequentially By 30 Basis Points to 70.7%

Profitability Impacted by Lower Equity Earnings from PTS and Higher Interest Expense

BLOOMFIELD HILLS, MI, April 30, 2024 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced quarterly results for the first quarter of 2024. For the quarter, revenue increased 1.5% to $7.4 billion. Net income attributable to common stockholders was $215.2 million compared to $298.3 million in the prior year period, and related earnings per share was $3.21 compared to $4.31 for the same period in 2023. Foreign currency exchange positively impacted revenue by $98.1 million, net income attributable to common stockholders by $1.4 million, and earnings per share by $0.02.
First Quarter 2024 Operating Highlights Compared to First Quarter 2023
•New and Used Retail Automotive Units Delivered – increased 4%
•New Vehicle +6%; Used Vehicle +2%
•Retail Automotive Same-Store Revenue – decreased 1%
•New Vehicle -1%; Used Vehicle -1%; Finance & Insurance -2%; Service & Parts +5%
•Retail Automotive Same-Store Gross Profit – decreased 4%
•New Vehicle -17%; Used Vehicle flat; Finance & Insurance -2%; Service & Parts +5%
•Retail Commercial Truck Same-Store Revenue – decreased 15%
•New Vehicle -21%; Used Vehicle +23%; Finance & Insurance flat; Service & Parts -6%
•Retail Commercial Truck Same-Store Gross Profit – decreased 6%
•New Vehicle flat; Used Vehicle -26%; Finance & Insurance flat; Service & Parts -5%
First Quarter 2024 Performance
The Company’s financial results for the first quarter of 2024 were driven by a resilient performance in the retail automotive and retail commercial truck segments. Income before income taxes, net income, and income per share, however, were negatively impacted by higher interest costs of $17.4 million, driven primarily by an increase in interest rates and higher inventory levels which increased borrowings under our floorplan arrangements combined with lower equity earnings from the Company’s investment in Penske Transportation Solutions (“PTS”). Lower equity earnings from PTS were primarily due to lower commercial rental utilization, lower consumer rental revenue, higher interest rates and average debt balances, and lower gains from the sale of revenue earning vehicles partially offset by improved operating results in full-service leasing and distribution center management when compared to the same period in 2023.

1

Commenting on the Company's financial results, Chair and CEO Roger Penske said, "Our retail automotive service and parts revenue grew 9% to a quarterly record of $746 million. During the quarter, we experienced a recovery across our used vehicle retail automotive operations with profitability improving sequentially by $428 per unit retailed. Further, I was pleased with our focus on controlling costs as selling, general, and administrative expenses as a percentage of gross profit improved by 30 basis points sequentially to 70.7%."
Retail Automotive Dealerships
For the three months ended March 31, 2024, total new and used units delivered increased 4% to 126,864, and total retail automotive revenue increased 3% to $6.5 billion. Same-store new and used units delivered increased 1% to 122,060, and same-store revenue decreased 1%. Same-store service and parts revenue and gross profit increased 5%. Total retail automotive gross profit decreased 1% to $1.1 billion, including a 4% decrease on a same-store basis.
Retail Commercial Truck Dealerships
As of March 31, 2024, Premier Truck Group operated 43 North American retail commercial truck locations. Retail unit sales declined 12% largely due to the lack of availability of inventory in the first quarter of 2024 when compared to the same period last year. For the three months ended March 31, 2024, revenue was $791.8 million compared to $895.6 million in the same period last year while a stronger sales mix drove a 190 bps increase in gross margin. Earnings before taxes was $50.5 million compared to $57.1 million in the same period in 2023.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 442,000 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three months ended March 31, 2024, the Company recorded $32.5 million in earnings compared to $80.8 million for the same period in 2023.
Corporate Development, Capital Allocation, Liquidity, and Leverage
During the three months ended March 31, 2024, we repurchased 0.2 million shares of common stock for approximately $32.9 million under our securities repurchase program. As of March 31, 2024, $182.6 million remained available under the Company's existing repurchase authority. As of March 31, 2024, Penske Automotive had $1.7 billion in liquidity, including $117 million in cash and $1.6 billion of availability under its U.S. and international credit agreements. The Company’s leverage ratio at March 31, 2024 was 1.1x.
As previously announced, in January 2024, the Company completed the acquisition of Rybrook Group Limited consisting of 16 retail automotive franchises in the United Kingdom, including four BMW franchises, four MINI franchises, four Volvo franchises, two Land Rover franchises, one Jaguar franchise, and one Porsche franchise. Three of the BMW locations also retail BMW Motorrad motorcycles. The acquired dealerships represent estimated annualized revenues of approximately $1 billion. We also acquired one Ford dealership and one Chrysler/Dodge/Jeep/Ram dealership in the U.S. Additionally, in April 2024 we signed an agreement to acquire two Porsche dealerships and one Ducati motorcycle dealership in Melbourne, Australia with estimated annualized revenues of approximately $140 million. This acquisition is expected to be completed in the second quarter of 2024, subject to customary conditions.

2

Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the first quarter of 2024 on Tuesday, April 30, 2024, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (877) 692-8955 [International, please dial (234) 720-6979] using access code 7045090. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the first quarter 2024 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, and Japan and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 28,500 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 44,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 442,000 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, Russell 3000 indexes, and the S&P Mid Cap 400 Index. For additional information, including the Company's 2023 Corporate Responsibility Report highlighting its corporate responsibility strategies, activities, and certain metrics, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance and future plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, our ability to successfully complete pending acquisitions and satisfy applicable closing conditions, our ability to successfully integrate acquired dealerships into our existing operations and obtain certain contemplated synergies, those related to macro-economic, geo-political and industry conditions and events, including their impact on new and used vehicle sales, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to PTS and PTG, personal discretionary spending levels, interest rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, the shortage of vehicle

3

components, the war in Ukraine, challenges in sourcing labor, or labor strikes or work stoppages, or other disruptions; changes in the retail model either from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTS' asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process or emissions standards, as well as changes in consumer sentiment relating to commercial truck sales that may hinder our or PTS' ability to maintain, acquire, sell, or operate trucks; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risk and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2023, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

4

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023	Change
Revenue	$7,447.8	$7,339.0	1.5%
Cost of Sales	6,202.6	6,086.7	1.9%
Gross Profit	$1,245.2	$1,252.3	(0.6)%
SG&A Expenses	879.8	844.9	4.1%
Depreciation	37.8	33.9	11.5%
Operating Income	$327.6	$373.5	(12.3)%
Floor Plan Interest Expense	(44.8)	(27.9)	60.6%
Other Interest Expense	(21.3)	(20.8)	2.4%
Equity in Earnings of Affiliates	33.3	82.1	(59.4)%
Income Before Income Taxes	$294.8	$406.9	(27.5)%
Income Taxes	(78.6)	(107.3)	(26.7)%
Net Income	$216.2	$299.6	(27.8)%
Less: Income Attributable to Non-Controlling Interests	1.0	1.3	(23.1)%
Net Income Attributable to Common Stockholders	$215.2	$298.3	(27.9)%

Amounts Attributable to Common Stockholders:
Net Income	$216.2	$299.6	(27.8)%
Less: Income Attributable to Non-Controlling Interests	1.0	1.3	(23.1)%
Net Income Attributable to Common Stockholders	$215.2	$298.3	(27.9)%
Income Per Share	$3.21	$4.31	(25.5)%
Weighted Average Shares Outstanding	67.1	69.2	(3.1)%

5

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	March 31,	December 31,
	2024	2023
Assets:
Cash and Cash Equivalents	$116.9	$96.4
Accounts Receivable, Net	1,062.8	1,114.6
Inventories	4,424.1	4,293.1
Other Current Assets	206.8	175.6
Total Current Assets	5,810.6	5,679.7
Property and Equipment, Net	2,827.8	2,765.2
Operating Lease Right-of-Use Assets	2,476.1	2,405.5
Intangibles	3,152.6	2,983.1
Other Long-Term Assets	1,879.4	1,838.0
Total Assets	$16,146.5	$15,671.5

Liabilities and Equity:
Floor Plan Notes Payable	$2,376.7	$2,255.6
Floor Plan Notes Payable – Non-Trade	1,479.2	1,515.9
Accounts Payable	962.9	866.9
Accrued Expenses and Other Current Liabilities	876.0	809.8
Current Portion Long-Term Debt	215.3	209.7
Total Current Liabilities	5,910.1	5,657.9
Long-Term Debt	1,461.9	1,419.5
Long-Term Operating Lease Liabilities	2,407.4	2,336.0
Other Long-Term Liabilities	1,521.0	1,502.5
Total Liabilities	11,300.4	10,915.9
Equity	4,846.1	4,755.6
Total Liabilities and Equity	$16,146.5	$15,671.5

6

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Geographic Revenue Mix:
North America	56.5%	58.2%
U.K.	34.2%	33.7%
Other International	9.3%	8.1%
Total	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,478.0	$6,299.8
Retail Commercial Truck	791.8	895.6
Commercial Vehicle Distribution and Other	178.0	143.6
Total	$7,447.8	$7,339.0

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,057.2	$1,062.6
Retail Commercial Truck	144.8	147.0
Commercial Vehicle Distribution and Other	43.2	42.7
Total	$1,245.2	$1,252.3

Gross Margin:
Retail Automotive	16.3%	16.9%
Retail Commercial Truck	18.3%	16.4%
Commercial Vehicle Distribution and Other	24.3%	29.7%
Total	16.7%	17.1%

	Three Months Ended
	March 31,
	2024	2023
Operating Items as a Percentage of Revenue:
Gross Profit	16.7%	17.1%
Selling, General and Administrative Expenses	11.8%	11.5%
Operating Income	4.4%	5.1%
Income Before Income Taxes	4.0%	5.5%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	70.7%	67.5%
Operating Income	26.3%	29.8%

	Three Months Ended
	March 31,
(Amounts in Millions)	2024	2023

EBITDA(1)	$353.9	$461.6
Floor Plan Credits	$10.9	$9.9
Rent Expense	$65.3	$61.7
_______________________
(1)See the following Non-GAAP reconciliation table.

7

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023	Change
Retail Automotive Units:
New Retail	48,667	47,662	2.1%
Used Retail	69,265	67,836	2.1%
Total Retail	117,932	115,498	2.1%
New Agency	8,932	6,933	28.8%
Total Retail and Agency	126,864	122,431	3.6%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,802.6	$2,721.3	3.0%
Used Vehicles	2,336.2	2,297.1	1.7%
Finance and Insurance, Net	206.0	206.8	(0.4)%
Service and Parts	746.1	683.0	9.2%
Fleet and Wholesale	387.1	391.6	(1.1)%
Total Revenue	$6,478.0	$6,299.8	2.8%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$272.4	$313.8	(13.2)%
Used Vehicles	129.9	122.6	6.0%
Finance and Insurance, Net	206.0	206.8	(0.4)%
Service and Parts	432.4	398.9	8.4%
Fleet and Wholesale	16.5	20.5	(19.5)%
Total Gross Profit	$1,057.2	$1,062.6	(0.5)%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$57,176	$56,822	0.6%
Used Vehicles	33,729	33,863	(0.4)%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,229	$6,315	(17.2)%
Used Vehicles	1,876	1,808	3.8%
Finance and Insurance (excluding agency)	1,719	1,773	(3.0)%
Agency	2,370	2,128	11.4%

Retail Automotive Gross Margin:
New Vehicles	9.7%	11.5%	(180)bps
Used Vehicles	5.6%	5.3%	+30bps
Service and Parts	58.0%	58.4%	(40)bps
Fleet and Wholesale	4.3%	5.2%	(90)bps
Total Gross Margin	16.3%	16.9%	(60)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	43.3%	43.2%	+10bps
Used Vehicles	36.1%	36.5%	(40)bps
Finance and Insurance, Net	3.2%	3.3%	(10)bps
Service and Parts	11.5%	10.8%	+70bps
Fleet and Wholesale	5.9%	6.2%	(30)bps
Total	100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	25.8%	29.5%	(370)bps
Used Vehicles	12.3%	11.5%	+80bps
Finance and Insurance, Net	19.5%	19.5%	—bps
Service and Parts	40.9%	37.5%	+340bps
Fleet and Wholesale	1.5%	2.0%	(50)bps
Total	100.0%	100.0%
nm – not meaningful

8

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023	Change
Retail Automotive Same-Store Units:
New Retail	46,807	47,566	(1.6)%
Used Retail	66,725	66,578	0.2%
Total Retail	113,532	114,144	(0.5)%
New Agency	8,528	6,893	23.7%
Total Retail and Agency	122,060	121,037	0.8%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,688.7	$2,718.9	(1.1)%
Used Vehicles	2,237.8	2,269.6	(1.4)%
Finance and Insurance, Net	201.6	205.8	(2.0)%
Service and Parts	713.7	680.5	4.9%
Fleet and Wholesale	375.8	386.8	(2.8)%
Total Revenue	$6,217.6	$6,261.6	(0.7)%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$261.0	$313.7	(16.8)%
Used Vehicles	122.3	122.1	0.2%
Finance and Insurance, Net	201.6	205.8	(2.0)%
Service and Parts	417.5	397.2	5.1%
Fleet and Wholesale	16.2	20.5	(21.0)%
Total Gross Profit	$1,018.6	$1,059.3	(3.8)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$57,015	$56,887	0.2%
Used Vehicles	33,538	34,089	(1.6)%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,195	$6,326	(17.9)%
Used Vehicles	1,833	1,834	(0.1)%
Finance and Insurance (excluding agency)	1,756	1,790	(1.9)%
Agency	2,357	2,067	14.0%

Retail Automotive Same-Store Gross Margin:
New Vehicles	9.7%	11.5%	(180)bps
Used Vehicles	5.5%	5.4%	+10bps
Service and Parts	58.5%	58.4%	+10bps
Fleet and Wholesale	4.3%	5.3%	(100)bps
Total Gross Margin	16.4%	16.9%	(50)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	43.2%	43.4%	(20)bps
Used Vehicles	36.0%	36.2%	(20)bps
Finance and Insurance, Net	3.2%	3.3%	(10)bps
Service and Parts	11.5%	10.9%	+60bps
Fleet and Wholesale	6.1%	6.2%	(10)bps
Total	100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	25.6%	29.6%	(400)bps
Used Vehicles	12.0%	11.5%	+50bps
Finance and Insurance, Net	19.8%	19.4%	+40bps
Service and Parts	41.0%	37.5%	+350bps
Fleet and Wholesale	1.6%	2.0%	(40)bps
Total	100.0%	100.0%
nm – not meaningful

9

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023	Change
Retail Commercial Truck Units:
New Retail	3,491	4,517	(22.7)%
Used Retail	1,049	655	60.2%
Total	4,540	5,172	(12.2)%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$494.2	$600.2	(17.7)%
Used Vehicles	62.4	49.5	26.1%
Finance and Insurance, Net	5.3	5.0	6.0%
Service and Parts	223.6	228.0	(1.9)%
Wholesale and Other	6.3	12.9	(51.2)%
Total Revenue	$791.8	$895.6	(11.6)%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$34.6	$32.5	6.5%
Used Vehicles	3.3	5.4	(38.9)%
Finance and Insurance, Net	5.3	5.0	6.0%
Service and Parts	98.1	98.3	(0.2)%
Wholesale and Other	3.5	5.8	(39.7)%
Total Gross Profit	$144.8	$147.0	(1.5)%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$141,564	$132,884	6.5%
Used Vehicles	59,517	75,640	(21.3)%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$9,909	$7,190	37.8%
Used Vehicles	3,187	8,195	(61.1)%
Finance and Insurance	1,167	961	21.4%

Retail Commercial Truck Gross Margin:
New Vehicles	7.0%	5.4%	+160bps
Used Vehicles	5.3%	10.9%	(560)bps
Service and Parts	43.9%	43.1%	+80bps
Wholesale and Other	55.6%	45.0%	+1,060bps
Total Gross Margin	18.3%	16.4%	+190bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	62.4%	67.0%	(460)bps
Used Vehicles	7.9%	5.5%	+240bps
Finance and Insurance, Net	0.7%	0.6%	+10bps
Service and Parts	28.2%	25.5%	+270bps
Wholesale and Other	0.8%	1.4%	(60)bps
Total	100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	23.9%	22.1%	+180bps
Used Vehicles	2.3%	3.7%	(140)bps
Finance and Insurance, Net	3.7%	3.4%	+30bps
Service and Parts	67.7%	66.9%	+80bps
Wholesale and Other	2.4%	3.9%	(150)bps
Total	100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023	Change
Retail Commercial Truck Same-Store Units:
New Retail	3,362	4,517	(25.6)%
Used Retail	1,024	655	56.3%
Total	4,386	5,172	(15.2)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$474.4	$600.2	(21.0)%
Used Vehicles	61.1	49.5	23.4%
Finance and Insurance, Net	5.0	5.0	—%
Service and Parts	213.2	228.0	(6.5)%
Wholesale and Other	6.0	12.9	(53.5)%
Total Revenue	$759.7	$895.6	(15.2)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$32.4	$32.5	(0.3)%
Used Vehicles	4.0	5.4	(25.9)%
Finance and Insurance, Net	5.0	5.0	—%
Service and Parts	93.8	98.3	(4.6)%
Wholesale and Other	3.2	5.5	(41.8)%
Total Gross Profit	$138.4	$146.7	(5.7)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$141,092	$132,884	6.2%
Used Vehicles	59,684	75,640	(21.1)%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$9,651	$7,190	34.2%
Used Vehicles	3,884	8,195	(52.6)%
Finance and Insurance	1,134	961	18.0%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	6.8%	5.4%	+140bps
Used Vehicles	6.5%	10.9%	(440)bps
Service and Parts	44.0%	43.1%	+90bps
Wholesale and Other	53.3%	42.6%	+1,070bps
Total Gross Margin	18.2%	16.4%	+180bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	62.4%	67.0%	(460)bps
Used Vehicles	8.0%	5.5%	+250bps
Finance and Insurance, Net	0.7%	0.6%	+10bps
Service and Parts	28.1%	25.5%	+260bps
Wholesale and Other	0.8%	1.4%	(60)bps
Total	100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	23.4%	22.2%	+120bps
Used Vehicles	2.9%	3.7%	(80)bps
Finance and Insurance, Net	3.6%	3.4%	+20bps
Service and Parts	67.8%	67.0%	+80bps
Wholesale and Other	2.3%	3.7%	(140)bps
Total	100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	26%	25%
Audi	10%	11%
Mercedes-Benz	9%	10%
Land Rover / Jaguar	8%	9%
Porsche	8%	8%
Ferrari / Maserati	3%	3%
Lexus	3%	3%
Acura	1%	1%
Bentley	1%	1%
Others	3%	1%
Total Premium	72%	72%
Volume Non-U.S.:
Toyota	10%	9%
Honda	5%	5%
Volkswagen	2%	2%
Hyundai	1%	1%
Others	2%	2%
Total Volume Non-U.S.	20%	19%
U.S.:
General Motors / Stellantis / Ford	1%	1%
CarShop Used Vehicle Centers	7%	8%
Total	100%	100%

	Three Months Ended
	March 31,
Capital Expenditures / Stock Repurchases:	2024		2023
(Amounts in Millions)
Capital expenditures	$	102.5	$	102.4
Cash paid for acquisitions, net of cash acquired	$	243.6	$	—
Stock repurchases:
Aggregate purchase price	$	32.9	$	110.2
Shares repurchased		0.2		0.9

Balance Sheet and Other Highlights:	March 31, 2024	December 31, 2023
(Amounts in Millions)
Cash and Cash Equivalents	$116.9	$96.4
Inventories	$4,424.1	$4,293.1
Total Floor Plan Notes Payable	$3,855.9	$3,771.5
Total Long-Term Debt	$1,677.2	$1,629.2
Equity	$4,846.1	$4,755.6

Debt to Total Capitalization Ratio	25.7%	25.5%
Leverage Ratio (1)	1.1x	1.0x
New vehicle days' supply	40 days	39 days
Used vehicle days' supply	36 days	48 days
__________________________
(1)See the following Non-GAAP reconciliation table

12

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three months ended March 31, 2024 and 2023:

	Three Months Ended
	March 31,		2024 vs. 2023
(Amounts in Millions)	2024	2023	Change	% Change

Net Income	$216.2	$299.6	$(83.4)	(27.8)%
Add: Depreciation	37.8	33.9	3.9	11.5%
Other Interest Expense	21.3	20.8	0.5	2.4%
Income Taxes	78.6	107.3	(28.7)	(26.7)%
EBITDA	$353.9	$461.6	$(107.7)	(23.3)%

The following table reconciles the leverage ratio as of March 31, 2024, and December 31, 2023:

	Nine	Three	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2023	March 31, 2024	March 31, 2024	December 31, 2023

Net Income	$759.0	$216.2	$975.2	$1,058.6
Add: Depreciation	107.1	37.8	144.9	141.0
Other Interest Expense	71.8	21.3	93.1	92.6
Income Taxes	253.6	78.6	332.2	360.9
EBITDA	$1,191.5	$353.9	$1,545.4	$1,653.1
Add: Impairment Charges (1)	40.7	—	40.7	40.7
Adjusted EBITDA	$1,232.2	$353.9	$1,586.1	$1,693.8

Total Non-Vehicle Long-Term Debt			$1,677.2	$1,629.2
Leverage Ratio			1.1x	1.0x
__________________________
(1)Impairment charges relate to our Used Vehicle Dealerships International reporting unit

# # # # # # #

13